UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 27, 2007

BEACON POWER CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-31973 (Commission File Number)	04-3372365 (IRS Employer Identification No.)

234 Ballardvale Street Wilmington, Massachusetts 01887 (Address of Principal Executive Offices) (Zip Code)
(978) 694-9121 (Registrant's telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 27, 2007, the Board of Directors of Beacon Power Corporation (the “Company”) approved an amendment and restatement of the Company’s Amended and Restated Bylaws (the “Bylaws”) to provide for the issuance and transfer of both certificated and uncertificated shares of capital stock to comply with new rules enacted by Nasdaq. The new Nasdaq rules require all securities listed on Nasdaq to be eligible for a “direct registration program” operated by a clearing agency. A direct registration program enables investors to establish, either through the company's transfer agent or through the investor's broker-dealer, a book-entry position on the books of the issuer and to electronically transfer their position. It also enables investors to have securities registered in their name without having a physical certificate issued. The changes to the Company's Bylaws are intended to satisfy these new requirements.

The Bylaws of the Company, reflecting the amendments described above, are effective as of September 27, 2007. The summary of changes to the Bylaws set forth above is qualified in its entirety by reference to the full text of the Bylaws of the Company, a copy of which is attached to this report as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description

3.1	Bylaws of Beacon Power corporation, as amended and restated through September 27, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON POWER CORPORATION

Dated: October 1, 2007	By:	/s/ James M. Spiezio
James M. Spiezio
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Beacon Power corporation, as amended and restated through September 27, 2007